SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2007

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On May 30, 2007, Banner Corporation ("Company") announced that David A. Klaue and John R. Layman have been appointed as directors of the Boards of Directors of the Company and its financial institution subsidiary, Banner Bank. Messrs. Klaue and Layman previously served as Chairman of the Board and Vice Chairman of the Board, respectively, of F&M Bank, which was acquired by Banner Bank effective May 1, 2007. The appointment of Messrs. Klaue and Layman to the Boards of Directors of the Company and the Bank was pursuant to the provisions of the Agreement and Plan of Merger entered into by the Company and the Bank with F&M Bank.

        There are no arrangements or understandings between Messrs. Klaue and Layman and any other persons pursuant to which they were appointed to serve as a director. Messrs. Klaue and Layman are not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

        A copy of the press release announcing Messrs. Klaue and Layman's nomination is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of Banner Corporation dated May 30, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: May 29, 2007	By:/s/D. Michael Jones D. Michael Jones President and Chief Executive Officer

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Exhibit 99.1

Press Release of Banner Corporation dated May 30, 2007

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Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636
News Release

DAVID A. KLAUE AND JOHN R. LAYMAN JOIN BANNER CORPORATION BOARD OF DIRECTORS

Walla Walla, WA - May 30, 2007 - Banner Corporation (NASDAQ: BANR), the parent of Banner Bank, today announced it has increased the size of its board to 15 members and appointed David A. Klaue and John R. Layman to its Board of Directors.

David A. Klaue has served on the Board of Directors of F&M Bank since 1989 and as Chairman since 2002. He is also Chairman of the Board of Empire Lumber Co., a diversified wood products manufacturer with operations in Washington, Idaho and Montana; Felts Field Aviation, an air transportation company; Park Ranch Land & Cattle Co., a cow/calf, feeder and hay producer; and Empire Investments, a real estate investment company. He is a managing member in various other real estate investment, equipment and sales companies.

Mr. Klaue is active in several communities supporting many philanthropic, civic and educational interests and organizations through the Klaue Family Foundation. Foundation affiliates and partners include: Alano Club, Eastern Washington University, Fox Theatre, Gonzaga University, Hutton Settlement, Idaho Youth Ranch, Morning Star Boys Ranch, N.W. Christian School, Shriners Hospital, Civic Theatre, Spokane Community Colleges, Spokane Guild School, Spokesman-Review Christmas Fund, University of Idaho and YMCA Partnership Youth.

Mr. Klaue is a graduate of Eastern Washington University's School of Business and also received the 1989 School of Business Outstanding Alumnus Award.

John R. Layman has served on the Board of Directors of F&M Bank since 1990 and as co-Vice Chairman since 2003. He is managing partner of Layman, Layman & Robinson, PLLP, with which he has been associated since 1983. His areas of practice include real estate development, commercial litigation, personal injury and product liability.

Mr. Layman is President of the Inland Northwest Health Services Foundation Board. He has served as President of Career Connections, Board Member of Valley Hospital Foundation, Board Member of Empire Health Foundation, and Committee Member of Continuum of Care. Mr. Layman assisted in developing the St. Luke's Rehabilitation Institute Advisory Board and served as its president. He is a past President of the Spokane Chapter of the Brain Injury Association and held an executive position with the Washington State Brain Injury Association for many years.

Mr. Layman graduated with honors from Washington State University in 1980 and received his Juris Doctor degree with honors from Gonzaga University School of Law in 1983.

"We are pleased to have consummated the merger with F&M Bank and continue work together to achieve a smooth integration process," stated D. Michael Jones, President and CEO of Banner Corporation. "The

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addition of Mr. Klaue and Mr. Layman to our Board of Directors will add valuable insight with regard to the Spokane area."

Banner Corporation is the parent of Banner Bank, a commercial bank that operates a total of 77 branch offices and 13 loan offices in 27 counties in Washington, Oregon and Idaho. It is now also the parent of Islanders Bank which operates three branch offices in Washington's San Juan Islands. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. Banner undertakes no responsibility to update or revise any forward-looking statements.

Note: Transmitted via Prime Newswire on May 30, 2007 at 3:30 a.m. PDT.